UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BXG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

As previously disclosed, Bluegreen Vacations Holding Corporation (“BVH”), which currently beneficially owns approximately 93% of the outstanding common stock of Bluegreen Vacations Corporation (“Bluegreen”), plans to acquire all of the approximately 7% of Bluegreen’s outstanding common stock not already owned by BVH, pursuant to a statutory, short-form merger under Florida law (the “Merger”). In connection with the Merger, each share of Bluegreen’s common stock that is outstanding at the effective time of the Merger, other than shares beneficially owned by BVH, will be converted into the right to receive 0.51 shares of BVH’s Class A Common Stock, with any fractional share being rounded up to the nearest whole share.

On May 3, 2021, BVH filed a Current Report on Form 8-K with the Securities and Exchange Commission in which BVH disclosed that it expects to effect the Merger on May 5, 2021. However, there is no assurance that the Merger will be consummated on the anticipated date or at all. BVH, in the sole discretion if its Board of Directors, may terminate the Merger at any time before it becomes effective, including in the event of pending or threatened litigation relating to the Merger.

Additional Information and Where You Can Find It

On April 19, 2021, BVH filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), which includes a prospectus of BVH (which is preliminary and subject to completion), to register the shares of its Class A Common Stock issuable to Bluegreen’s shareholders in connection with the Merger described in this press release. The Registration Statement has not yet been declared effective. INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BVH, BLUEGREEN, THE CONTEMPLATED MERGER AND RELATED MATTERS. Investors and shareholders can obtain free copies of the prospectus which forms a part of the Registration Statement and other documents filed with the SEC by the companies through the SEC’s website at www.sec.gov. In addition, the Registration Statement, including the prospectus that forms a part thereof, and other documents filed by BVH with the SEC may be obtained free of charge in the Investor Relations section of BVH’s website at www.bvhcorp.com, and the documents filed by Bluegreen with the SEC may be obtained free of charge in the Investor Relations section of Bluegreen’s website at www.bluegreenvacations.com.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to or in connection with the contemplated Merger or otherwise, nor shall there be any sale or issuance of securities in any jurisdiction where it would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2021	BLUEGREEN VACATIONS CORPORATION

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer